Exhibit 99.4
Callon Petroleum Company
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of Callon Petroleum Company (“Callon” or the “Company”), Percussion Petroleum Management II, LLC (“Percussion Petroleum Management II”) and Percussion Petroleum Operating II, LLC (“Percussion Petroleum Operating II” and together with Percussion Petroleum Management II, “Percussion”) and has been adjusted to reflect the following:
•Callon’s acquisition of all of the issued and outstanding equity interests of Percussion Petroleum Operating II (the “Acquisition”) for consideration of approximately $458.6 million, which consists of $248.6 million in cash, inclusive of the repayment of Percussion’s indebtedness of approximately $220.0 million, and $210.0 million in shares of the Company’s common stock (the “Stock Consideration”), subject to customary purchase price adjustments, as well as potential earnout obligations up to $62.5 million should the WTI price of oil exceed certain thresholds in 2023, 2024, and 2025, based on a preliminary valuation date of June 9, 2023.
•Callon’s divestiture of all of its issued and outstanding equity interests of Callon (Eagle Ford) LLC (“Callon (Eagle Ford)”), to Ridgemar Energy Operating, LLC (“Ridgemar”) (the “Disposition”) for consideration of approximately $551.0 million in cash, subject to customary purchase price adjustments, as well as potential contingent consideration up to $45.0 million should the WTI price of oil exceed certain thresholds in 2024.
Certain of Percussion’s historical amounts have been reclassified to conform to the financial statement presentation of Callon. Additionally, the adjustments columns in the unaudited pro forma condensed combined financial statements below include adjustments and eliminations made to Percussion’s historical financial information to reflect certain assets and liabilities retained by Percussion, respectively. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives effect to the Acquisition and Disposition as if they had occurred on March 31, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and the three months ended March 31, 2023 both give effect to the Acquisition and Disposition as if they had occurred on January 1, 2022.
The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of March 31, 2023 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may materially differ from the pro forma amounts included herein. The Company expects to finalize its allocation of the purchase consideration as soon as practicable after completion of the Disposition and Acquisition.
For income tax purposes, the Acquisition will be treated as an asset purchase such that the tax bases in the assets and liabilities will generally reflect the allocated fair value at closing. Therefore, the Company does not anticipate a material tax consequence for deferred income taxes related to the Acquisition. Callon has not reflected any estimated tax impact related to the Acquisition or Disposition in the accompanying unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 given the significant income tax benefit recognized as a result of the release of the valuation allowance against Callon’s net deferred tax assets. Additionally, for the year ended December 31, 2022, Callon has not reflected any estimated tax impact related to the Acquisition or Disposition in the accompanying unaudited pro forma condensed combined statements of operations because Callon’s effective tax rate was not meaningful due to the valuation allowance recorded against the Company’s net deferred tax assets.
The following unaudited pro forma condensed combined financial information should be read in conjunction with Callon’s consolidated financial statements and the related notes thereto, which are included in Callon’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and Percussion’s consolidated financial statements and the related notes thereto, which are included elsewhere in this filing.

Callon Petroleum Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2023
(In thousands)

	Historical		Transaction Accounting Adjustments
	Callon - As Reported	Percussion - As Reported	Reclassification & Elimination Adjustments		Disposition		Acquisition		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$3,370	$20,449	($20,449)	(a)	$550,981	(f)	($248,585)	(l)	$305,766
Accounts receivable, net	210,107	37,278	(226)	(a)	—		—		247,159
Fair value of derivatives	25,761	—	—		—		—		25,761
Prepaid expenses & other	—	374	(374)	(a)(b)	—		—		—
Inventory	—	12,766	(12,766)	(a)	—		—		—
Other current assets	35,406	—	187	(b)	(1,247)	(g)	427	(m)	34,773
Total current assets	274,644	70,867	(33,628)		549,734		(248,158)		613,459
Oil and natural gas properties, successful efforts
Proved properties, net	4,999,527	—	597,196	(c)(d)	(923,814)	(h)	(97,667)	(n)	4,575,242
Unproved properties	1,227,575	—	1,757	(c)	(31,315)	(h)	77,651	(o)	1,275,668
Total oil and natural gas properties, net	6,227,102	—	598,953		(955,129)		(20,016)		5,850,910
Proved and unproved properties, full cost	—	676,779	(676,779)	(c)	—		—		—
Other property and equipment	—	3,396	(3,396)	(a)(e)	—		—		—
Accumulated depreciation, depletion and amortization, full cost accounting method	—	(117,632)	117,632	(d)	—		—		—
Other property and equipment, net	28,719	—	110	(d)(e)	(1,446)	(h)	—		27,383
Deferred income taxes	45,669	—	—		—		—		45,669
Deferred financing costs	17,152	—	—		—		—		17,152
Debt issuance costs	—	2,697	(2,697)	(a)	—		—		—
Operating lease - right-of-use asset	—	2,353	(2,353)	(a)	—		—		—
Other assets, net	58,379	—	—		7,927	(i)	—		66,306
Total assets	$6,651,665	$638,460	($2,158)		($398,914)		($268,174)		$6,620,879
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$550,923	$63,325	($2,796)	(a)	($13,498)	(j)	$—		$597,954
Revenue payable	—	26,309	—		—		—		26,309
Fair value of derivatives	570	25,336	—		—		(3,958)	(p)	21,948
S/T operating lease - right-of-use liability	—	563	(563)	(a)	—		—		—
Other current liabilities	146,195	—	—		(5,897)	(h)	10,728	(q)	151,026
Total current liabilities	697,688	115,533	(3,359)		(19,395)		6,770		797,237
Long-term debt	2,204,514	220,000	—		—		(220,000)	(r)	2,204,514
Asset retirement obligations	55,023	3,010	—		(19,312)	(h)	(2,004)	(s)	36,717
Fair value of derivatives	6,594	15,972	—		—		12,706	(t)	35,272
L/T operating lease - right-of-use liability	—	1,934	(1,934)	(a)	—		—		—
Other long-term liabilities	38,088	—	—		(1,409)	(h)	9,500	(q)	46,179
Total liabilities	3,001,907	356,449	(5,293)		(40,116)		(193,028)		3,119,919
Commitments and contingencies
Stockholders’ equity:
Common stock	616	—	—		—		63	(l)	679
Capital in excess of par value	4,025,533	—	—		—		209,937	(l)	4,235,470
Members’ equity	—	282,011	3,135	(a)	—		(285,146)	(u)	—
Accumulated deficit	(376,391)	—	—		(358,798)	(k)	—		(735,189)
Total stockholders’ equity	3,649,758	282,011	3,135		(358,798)		(75,146)		3,500,960
Total liabilities and stockholders’ equity	$6,651,665	$638,460	($2,158)		($398,914)		($268,174)		$6,620,879

Callon Petroleum Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2023
(In thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments
	Callon - As Reported	Percussion - As Reported	Reclassification & Elimination Adjustments		Disposition	Acquisition		Pro Forma Combined
					(e)
Operating Revenues:
Oil	$409,556	$—	$61,411	(a)	($86,590)	$—		$384,377
Natural gas	23,586	—	1,569	(a)	(4,356)	—		20,799
Oil and gas revenue	—	68,978	(68,978)	(a)	—	—		—
Natural gas liquids	43,370	—	5,998	(a)	(4,754)	—		44,614
Sales of purchased oil and gas	83,534	—	—		—	—		83,534
Realized loss on oil and gas derivatives	—	(7,992)	7,992	(a)	—	—		—
Total operating revenues	560,046	60,986	7,992		(95,700)	—		533,324

Operating Expenses:
Lease operating	75,102	12,037	—		(16,887)	—		70,252
Production and ad valorem taxes	32,721	4,589	—		(7,324)	—		29,986
Gathering, transportation and processing	25,977	2,077	955	(a)	(3,270)	—		25,739
Minimum volume commitment deficiency fees	—	955	(955)	(a)	—	—		—
Exploration	2,232	—	—		(10)	—		2,222
Cost of purchased oil and gas	86,061	—	—		—	—		86,061
Depreciation, depletion and amortization	125,965	16,280	(7,290)	(b)(d)	(25,266)	(1,970)	(f)	107,719
General and administrative	27,798	1,501	(1,143)	(c)(d)	852	—		29,008
Merger, integration and transaction	—	913	(913)	(d)	—	—		—
Total operating expenses	375,856	38,352	(9,346)		(51,905)	(1,970)		350,987
Income (Loss) From Operations	184,190	22,634	17,338		(43,795)	1,970		182,337

Other (Income) Expenses:
Interest expense	46,306	5,169	(5,169)	(d)	—	—		46,306
(Gain) loss on derivative contracts	(25,645)	—	(39,695)	(a)	—	—		(65,340)
Net unrealized gain on oil and gas derivatives	—	(47,687)	47,687	(a)	—	—		—
Other (income) expense	(6,414)	(142)	—		—	—		(6,556)
Total other (income) expense	14,247	(42,660)	2,823		—	—		(25,590)

Income (Loss) Before Income Taxes	169,943	65,294	14,515		(43,795)	1,970		207,927
Income tax benefit	50,695	—	—		—	—		50,695
Net Income (Loss)	$220,638	$65,294	$14,515		($43,795)	$1,970		$258,622

Net Income (Loss) Per Common Share:
Basic	$3.58							$3.81
Diluted	$3.57							$3.79

Weighted Average Common Shares Outstanding:
Basic	61,625					6,276	(g)	67,901
Diluted	61,874					6,276	(g)	68,150

Callon Petroleum Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022
(In thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments
	Callon - As Reported *	Percussion - As Reported	Reclassification & Elimination Adjustments		Disposition	Acquisition		Pro Forma Combined
					(f)
Operating Revenues:
Oil	$2,262,647	$—	$327,106	(a)	($538,222)	$—		$2,051,531
Natural gas	232,681	—	17,296	(a)	(39,527)	—		210,450
Oil and gas revenue	—	372,306	(372,306)	(a)	—	—		—
Natural gas liquids	260,472	—	27,904	(a)	(34,502)	—		253,874
Sales of purchased oil and gas	475,164	—	—		—	—		475,164
Realized loss on oil and gas derivatives	—	(158,825)	158,825	(a)	—	—		—
Total operating revenues	3,230,964	213,481	158,825		(612,251)	—		2,991,019

Operating Expenses:
Lease operating	290,486	51,245	—		(72,446)	—		269,285
Production and ad valorem taxes	159,920	23,585	—		(36,963)	—		146,542
Gathering, transportation and processing	96,902	7,564	3,837	(a)	(14,443)	—		93,860
Minimum volume commitment deficiency fees	—	3,837	(3,837)	(a)	—	—		—
Exploration	9,703	—	130	(b)	(520)	—		9,313
Cost of purchased oil and gas	478,445	—	—		—	—		478,445
Depreciation, depletion and amortization	494,229	77,626	(32,740)	(c)(e)	(106,437)	(15,397)	(g)	417,281
Impairment of oil and gas properties	2,201	—	—		—	—		2,201
Loss on sale of oil and gas properties	—	—	—		358,798	—		358,798
General and administrative	97,996	6,570	(4,414)	(d)(e)	3,407	—		103,559
Merger, integration and transaction	769	700	(700)	(e)	—	—		769
Total operating expenses	1,630,651	171,127	(37,724)		131,396	(15,397)		1,880,053
Income (Loss) From Operations	1,600,313	42,354	196,549		(743,647)	15,397		1,110,966

Other (Income) Expenses:
Interest expense	187,792	13,207	(13,207)	(e)	—	—		187,792
(Gain) loss on derivative contracts	330,953	—	169,961	(a)	—			500,914
Net unrealized loss on oil and gas derivatives	—	11,136	(11,136)	(a)	—	—		—
(Gain) loss on extinguishment of debt	45,658	—	—		—	—		45,658
Other (income) expense	2,645	(4,085)	(82)	(e)	—	—		(1,522)
Total other (income) expense	567,048	20,258	145,536		—	—		732,842

Income (Loss) Before Income Taxes	1,033,265	22,096	51,013		(743,647)	15,397		378,124
Income tax benefit (expense)	(13,822)	—	—		—	—		(13,822)
Net Income (Loss)	$1,019,443	$22,096	$51,013		($743,647)	$15,397		$364,302

Net Income (Loss) Per Common Share:
Basic	$16.54							$5.37
Diluted	$16.47							$5.34

Weighted Average Common Shares Outstanding:
Basic	61,620					6,276	(h)	67,896
Diluted	61,904					6,276	(h)	68,180
*Financial information for the year ended December 31, 2022 has been recast to reflect retrospective application of the successful efforts method of accounting. See “Note 2 - Change in Accounting Principle” for additional information.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 - Basis of Presentation
On July 3, 2023, Callon and Callon Petroleum Operating Company (“CPOC”), Callon’s wholly owned subsidiary, completed its acquisition of all of the issued and outstanding equity interests of Percussion Petroleum Operating II for total consideration of $248.6 million in cash, inclusive of the repayment of $220.0 million of Percussion’s indebtedness, and $210.0 million in shares of the Company’s common stock, subject to customary purchase price adjustments. In connection with the Acquisition, the Company also assumed Percussion’s existing hedges, transportation contract liabilities and potential earnout obligations up to $62.5 million should the WTI price of oil exceed certain thresholds in 2023, 2024, and 2025 (the “Percussion Contingent Consideration”).
In a concurrent transaction, Callon also completed its divestiture of all of the issued and outstanding equity interests of Callon (Eagle Ford) LLC (“Callon Eagle Ford”), CPOC’s wholly owned subsidiary, to Ridgemar Energy Operating, LLC (“Ridgemar”) for cash consideration of $551.0 million, subject to customary purchase price adjustments, with additional contingent consideration up to $45.0 million should the WTI price of oil exceed certain thresholds in 2024 (the “Ridgemar Contingent Consideration”).
The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma adjustments that are directly attributable to the Disposition and Acquisition. The preparation of the unaudited pro forma condensed combined financial statements is in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operation may materially differ from the pro forma amounts included herein. The Company expects to finalize its allocation of the purchase consideration as soon as practicable after completion of the Disposition and Acquisition.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to reflect the Disposition and Acquisition and do not purport to represent the Company's financial position or what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company's future operating results. However, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements reflect estimates and assumptions that the Company's management believes to be reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.
Note 2 - Change in Accounting Principle
In the first quarter of 2023, Callon voluntarily changed its method of accounting for oil and natural gas exploration and development activities from the full cost method to the successful efforts method. Accordingly, financial information for prior periods has been recast to reflect retrospective application of the successful efforts method. See “Note 2 — Summary of Significant Accounting Policies” and “Note 3 — Change in Accounting Principle” of the Notes to the Consolidated Financial Statements in Callon’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 for additional information.

The following table presents the effects of the change to the successful efforts method in the consolidated statements of operations:

	Year Ended December 31, 2022
	Under Full Cost	Changes	Under Successful Efforts
	(In thousands, except per share data)
Operating Expenses:
Exploration	$—	$9,703	$9,703
Depreciation, depletion and amortization	466,517	27,712	494,229
Impairment of oil and gas properties	—	2,201	2,201
General and administrative	57,393	40,603	97,996
Income From Operations	1,680,532	(80,219)	1,600,313

Other Expenses:
Interest expense	79,667	108,125	187,792

Income Before Income Taxes	1,221,609	(188,344)	1,033,265
Income tax benefit (expense)	(11,793)	(2,029)	(13,822)
Net Income	$1,209,816	($190,373)	$1,019,443
Net Income Per Common Share:
Basic	$19.63		$16.54
Diluted	$19.54		$16.47
Note 3 - Unaudited Pro Forma Condensed Combined Balance Sheet
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023
Reclassification & Elimination Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2023 to reclassify certain of Percussion’s historical amounts to conform to the historical presentation of Callon and to eliminate certain assets and liabilities retained by Percussion:
a)Represents the elimination of certain assets and liabilities retained by Percussion.
b)Represents a reclassification of $0.2 million of Percussion’s “Prepaid expenses & other” to “Other current assets”.
c)Represents a reclassification of $675.0 million and $1.8 million of Percussion’s “Proved and unproved properties” to “Proved properties, net” and “Unproved properties”, respectively, and a $2.8 million downward adjustment to “Proved properties, net” due to the change from Percussion’s historical accounting under the full cost method to conform to Callon’s accounting under the successful efforts method.
d)Represents a reclassification of $114.5 million and $3.1 million of Percussion’s “Accumulated depreciation, depletion and amortization of proved properties” and “Other property and equipment” to “Proved properties, net” and “Other property and equipment, net”, respectively, and a $39.5 million upward adjustment to “Proved properties, net” due to the change from Percussion’s historical accounting under the full cost method to conform to Callon’s accounting under the successful efforts method.
e)Represents a reclassification of $3.2 million of Percussion’s “Other property and equipment” to “Other property and equipment, net”.
Disposition Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2023 to reflect the Disposition:
f)Represents cash proceeds of $551.0 million, net of customary purchase price adjustments.
g)Represents inventory included in the Disposition.
h)Represents the elimination of the value of the disposed assets and the asset retirement obligation attributable to the disposed assets, as well as the operating lease liabilities.

i)Represents the estimated fair value of the Ridgemar Contingent Consideration as well as the removal of the operating lease right-of-use assets.
j)Represents the suspense payable included in the Disposition.
k)Represents an estimated net loss on the Disposition.
Acquisition Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2023 to reflect the Acquisition:
l)Represents the allocation of the estimated fair value of consideration transferred as follows:
•$28.6 million in cash consideration, net of customary purchase price adjustments,
•$220.0 million in cash repayment of Percussion’s indebtedness, and
•$210.0 million in Stock Consideration, based on the closing price of Callon’s common stock as of June 9, 2023. The actual number of shares to be issued is based on Callon's 20-day trailing volume weighted average price ("VWAP") at closing or $32.50, whichever is higher.
m)Represents inventory included in the Acquisition.
n)Represents the following adjustments to proved properties, net:
•$499.5 million increase to reflect proved properties, net at estimated fair value, and
•$597.2 million decrease to reflect the elimination of Percussion’s historical proved properties, net balance.
o)Represents the following adjustments to unproved properties:
•$79.5 million increase to reflect unproved properties at estimated fair value, and
•$1.8 million decrease to reflect the elimination of Percussion’s historical unproved properties balance.
p)Represents the following adjustments to current liabilities related to the fair value of derivatives:
•$9.4 million estimated fair value of the hedges assumed in the Acquisition,
•$11.9 million estimated fair value of the Percussion Contingent Consideration, and
•$25.3 million decrease to reflect the elimination of Percussion’s historical fair value of derivatives balance.
q)Represents other current liabilities and other long-term liabilities assumed in the Acquisition.
r)Represents the repayment of Percussion’s indebtedness.
s)Represents adjustments to Percussion’s asset retirement obligations to conform to Callon’s asset retirement obligations estimates and assumptions.
t)Represents the following adjustments to non-current liabilities related to the fair value of derivatives:
•$6.5 million estimated fair value of the hedges assumed in the Acquisition,
•$22.2 million estimated fair value of the Percussion Contingent Consideration, and
•$16.0 million decrease to reflect the elimination of Percussion’s historical fair value of derivatives balance.
u)Represents the elimination of Percussion’s historical equity.
Note 4 - Unaudited Pro Forma Condensed Combined Statement of Operations
Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2023
Reclassification & Elimination Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 to reclassify certain of Percussion’s historical amounts to conform to the historical presentation of Callon and to eliminate the effects of certain assets and liabilities retained by Percussion:
a)Represents reclassifications to conform to Callon’s financial statement presentation.

b)Represents adjustments to depreciation, depletion and amortization expense resulting from the change in basis of proved properties as a result of the conversion from the full cost method to the successful efforts method.
c)Represents adjustment to general and administrative expenses for overhead originally capitalized by Percussion under the full cost method of accounting.
d)Represents adjustments to eliminate the effects of assets and liabilities retained by Percussion and not associated with the oil and natural gas properties acquired.
Disposition Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 to reflect the Disposition:
e)Represents adjustments to the Company’s historical consolidated statement of operations to remove the effects of the Disposition.
Acquisition Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 to reflect the Acquisition:
f)Represents adjustment to depreciation, depletion and amortization expense resulting from the change in basis of proved properties acquired.
g)Represents 6.3 million shares of Callon common stock issued as a portion of the consideration for the Acquisition.
Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022
Reclassification & Elimination Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 to reclassify certain of Percussion’s historical amounts to conform to the historical presentation of Callon and to eliminate the effects of certain assets and liabilities retained by Percussion:
a)Represents reclassifications to conform to Callon’s financial statement presentation.
b)Represents adjustment for geological and geophysical costs originally capitalized by Percussion under the full cost method of accounting.
c)Represents adjustments to depreciation, depletion and amortization expense resulting from the change in basis of proved properties as a result of the conversion from the full cost method to the successful efforts method.
d)Represents adjustment to general and administrative expenses for overhead originally capitalized by Percussion under the full cost method of accounting.
e)Represents adjustments to eliminate the effects of assets and liabilities retained by Percussion and not associated with the oil and natural gas properties acquired.
Disposition Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 to reflect the Disposition:
f)Represents adjustments to the Company’s historical consolidated statement of operations to remove the effects of the Disposition.
Acquisition Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 to reflect the Acquisition:
g)Represents adjustment to depreciation, depletion and amortization expense resulting from the change in basis of proved properties acquired.
h)Represents 6.3 million shares of Callon common stock issued as a portion of the consideration for the Acquisition.

Note 5 - Supplemental Pro Forma Oil and Gas Information
The following tables present the estimated pro forma combined net proved developed and undeveloped oil and natural gas reserves as of December 31, 2022 for Callon and Percussion, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2022. The pro forma reserve information set forth below gives effect to the Disposition and Acquisition as if they had been completed on January 1, 2022.
Reserve estimates are inherently imprecise. As such, actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from the estimates.

	Historical
	Callon - As Reported	Percussion - As Reported	Callon (Eagle Ford) - As Reported	Pro Forma Combined
Total proved reserves
Oil (MBbls)
Balance as of January 1, 2022	290,296	131,160	(54,846)	366,610
Extensions and discoveries	41,064	2,879	(117)	43,826
Revisions to previous estimates	(31,163)	(45,132)	1,004	(75,291)
Sales of reserves in place	(949)	(30,228)	44	(31,133)
Production	(23,639)	(3,402)	5,598	(21,443)
Balance as of December 31, 2022	275,609	55,277	(48,317)	282,569
Natural Gas (MMcf)
Balance as of January 1, 2022	577,327	158,092	(53,892)	681,527
Extensions and discoveries	75,801	3,598	(7)	79,392
Revisions to previous estimates	(11,155)	(62,363)	(7,446)	(80,964)
Sales of reserves in place	(7,503)	(38,454)	175	(45,782)
Production	(41,627)	(3,305)	6,107	(38,825)
Balance as of December 31, 2022	592,843	57,568	(55,063)	595,348
NGLs (MBbls)
Balance as of January 1, 2022	98,104	34,128	(9,397)	122,835
Extensions and discoveries	14,264	893	(2)	15,155
Revisions to previous estimates	1,376	(10,929)	(1,433)	(10,986)
Sales of reserves in place	(1,159)	(8,288)	34	(9,413)
Production	(7,476)	(907)	1,052	(7,331)
Balance as of December 31, 2022	105,109	14,897	(9,746)	110,260
Total (MBoe)
Balance as of January 1, 2022	484,621	191,637	(73,225)	603,033
Extensions and discoveries	67,961	4,372	(120)	72,213
Revisions to previous estimates	(31,645)	(66,456)	(1,670)	(99,771)
Sales of reserves in place	(3,359)	(44,925)	107	(48,177)
Production	(38,053)	(4,860)	7,668	(35,245)
Balance as of December 31, 2022	479,525	79,768	(67,240)	492,053

	Historical
	Callon - As Reported	Percussion - As Reported	Callon (Eagle Ford) - As Reported	Pro Forma Combined
Proved developed reserves
Oil (MBbls)
Balance as of January 1, 2022	162,886	30,628	(38,044)	155,470
Balance as of December 31, 2022	170,866	22,481	(36,008)	157,339
Natural gas (MMcf)
Balance as of January 1, 2022	332,266	36,289	(41,257)	327,298
Balance as of December 31, 2022	351,278	22,718	(46,414)	327,582
NGLs (MBbls)
Balance as of January 1, 2022	55,720	7,834	(6,958)	56,596
Balance as of December 31, 2022	63,788	5,729	(8,027)	61,490
Total proved developed reserves (MBoe)
Balance as of January 1, 2022	273,983	44,510	(51,878)	266,615
Balance as of December 31, 2022	293,200	31,996	(51,771)	273,425
Proved undeveloped reserves
Oil (MBbls)
Balance as of January 1, 2022	127,410	100,532	(16,802)	211,140
Balance as of December 31, 2022	104,743	32,796	(12,309)	125,230
Natural gas (MMcf)
Balance as of January 1, 2022	245,061	121,803	(12,635)	354,229
Balance as of December 31, 2022	241,565	34,850	(8,649)	267,766
NGLs (MBbls)
Balance as of January 1, 2022	42,384	26,294	(2,439)	66,239
Balance as of December 31, 2022	41,321	9,168	(1,719)	48,770
Total proved undeveloped reserves (MBoe)
Balance as of January 1, 2022	210,638	147,127	(21,347)	336,418
Balance as of December 31, 2022	186,325	47,772	(15,470)	218,627
Total proved reserves
Oil (MBbls)
Balance as of January 1, 2022	290,296	131,160	(54,846)	366,610
Balance as of December 31, 2022	275,609	55,277	(48,317)	282,569
Natural gas (MMcf)
Balance as of January 1, 2022	577,327	158,092	(53,892)	681,527
Balance as of December 31, 2022	592,843	57,568	(55,063)	595,348
NGLs (MBbls)
Balance as of January 1, 2022	98,104	34,128	(9,397)	122,835
Balance as of December 31, 2022	105,109	14,897	(9,746)	110,260
Total proved reserves (MBoe)
Balance as of January 1, 2022	484,621	191,637	(73,225)	603,033
Balance as of December 31, 2022	479,525	79,768	(67,240)	492,053

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2022 is as follows:

	Historical
	Callon - As Reported	Percussion - As Reported	Callon (Eagle Ford) - As Reported	Pro Forma Combined
	(In thousands)
Future cash inflows	$33,424,190	$6,143,028	($5,328,464)	$34,238,754
Future costs
Production	(10,702,897)	(1,767,016)	1,914,106	(10,555,807)
Development and net abandonment	(2,326,789)	(682,836)	390,234	(2,619,391)
Future net inflows before income taxes	20,394,504	3,693,176	(3,024,124)	21,063,556
Future income taxes	(3,000,300)	(32,252)	434,282	(2,598,270)
Future net cash flows	17,394,204	3,660,924	(2,589,842)	18,465,286
10% discount factor	(8,390,068)	(2,046,105)	1,058,219	(9,377,954)
Standardized measure of discounted future net cash flows	$9,004,136	$1,614,819	($1,531,623)	$9,087,332
The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2022 are as follows:

	Historical
	Callon - As Reported	Percussion - As Reported		Callon (Eagle Ford) - As Reported	Pro Forma Combined
	(In thousands)
Standardized measure at the beginning of the period	$6,250,755	$2,297,123		($1,212,658)	$7,335,220
Sales and transfers, net of production costs	(2,208,492)	(289,891)		488,400	(2,009,983)
Net change in sales and transfer prices, net of production costs	4,168,425	791,366		(871,010)	4,088,781
Net change due to sales of in place reserves	(36,389)	(534,400)		741	(570,048)
Extensions, discoveries, and improved recovery, net of future production and development costs incurred	1,338,286	72,068		(5,624)	1,404,730
Changes in future development cost	(257,344)	46,290		82,259	(128,795)
Previously estimated development costs incurred	289,207	197,485		(66,613)	420,079
Revisions of quantity estimates	(215,828)	(788,638)		(63,816)	(1,068,282)
Accretion of discount	705,127	232,517		(132,955)	804,689
Net change in income taxes	(730,185)	13,279		153,203	(563,703)
Changes in production rates, timing and other	(299,426)	(422,380)	(a)	96,450	(625,356)
Aggregate change	2,753,381	(682,304)		(318,965)	1,752,112
Standardized measure at the end of the period	$9,004,136	$1,614,819		($1,531,623)	$9,087,332
(a) As of December 31, 2022, Percussion’s management had revised its future development plan and reduced the pace of drilling from a three-rig program to a one-rig program. As a result, the above line for “Changes in production rates, timing and other” includes a charge of $516.8 million.